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                                 EXHIBIT 11.01

                      COMPUTATION OF NET INCOME PER SHARE
              IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)


                                                                   Quarter Ended
                                                             -------------------------
                                                             October 29,    October 30,
                                                                1995           1994
                                                             ----------     ----------
PRIMARY EARNINGS PER SHARE                                           (Unaudited)
Actual weighted average common shares outstanding
  for the period                                               275,213        261,136

Weighted average shares assuming exercise of
  employee stock options using average market price             10,828          8,525
                                                              --------       --------
Shares used in per-share calculations                          286,041        269,661
                                                              ========       ========
Net income applicable to primary income per share             $168,747       $ 98,770
                                                              ========       ========
Net income per share based on SEC Interpretive
  Release No. 34-9083                                         $    .59       $    .37
                                                              ========       ========
FULLY DILUTED EARNINGS PER SHARE

Actual weighted average common shares outstanding
  for the period                                               275,213        261,136

Weighted average shares assuming exercise of
  employee stock options using the greater of
  ending or average market price                                11,719          9,434
                                                              --------       --------
Shares used in per-share calculations                          286,932        270,570
                                                              ========       ========
Net income applicable to fully diluted income per share       $168,747       $ 98,770
                                                              ========       ========
Net income per share based on SEC Interpretive
  Release No. 34-9083                                         $    .59       $    .37
                                                              ========       ========

These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 34-9083





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